EXHIBIT 99.1

News Release General Inquiries: (877) 847-0008 www.constellationenergypartners.com

Investor Contact:        Charles C. Ward

                                       (877) 847-0009

Constellation Energy Partners

Reports Fourth Quarter and Full Year 2012 Results;

Alabama Asset Sale Results in Lower Debt

•	CEP’s Adjusted EBITDA improves by 18% in the fourth quarter 2012

•	CEP’s Mid-Continent drilling efforts result in net oil production of 396 barrels per day in the fourth quarter 2012, an increase of 45% over the prior quarter

•	CEP reports a 14% increase in oil production year-on-year

•	CEP’s strategic focus to remain on Mid-Continent oil opportunities, with oil production expected to account for 50% of CEP’s 2013 sales revenue

HOUSTON—(BUSINESS WIRE)—Mar. 5, 2013—Constellation Energy Partners LLC (NYSE MKT: CEP) today reported fourth quarter and full year 2012 results.

The company produced 3,119 MMcfe during the fourth quarter, for average daily net production of 33.9 MMcfe for the quarter and 34.5 MMcfe for the full year 2012. Net oil production for the fourth quarter was 396 barrels per day, which represents an increase of approximately 45% compared to the third quarter of 2012. For the full year 2012, net oil production averaged 329 barrels per day, an increase of approximately 14% compared to the full year 2011. During 2012, approximately 94% of the company’s production was natural gas and 6% of the company’s production was oil.

Revenue totaled $17.3 million for the fourth quarter 2012 and $59.3 million for the full year 2012. Included in total revenue for the full year 2012 is revenue from sales of $40.5 million, of which approximately 71% was from natural gas sales and 29% was from oil sales.

During 2011, approximately 82% of the company’s sales revenue was from natural gas sales and 18% was from oil sales. The balance of the company’s full year 2012 total revenue came from hedge settlements ($24.4 million), services provided to third parties ($3.2 million), and losses on mark-to-market activities ($8.7 million), which is a non-cash item.

Operating costs, which include lease operating expenses, production taxes and general and administrative expenses, net of certain non-cash items, averaged $3.38 per Mcfe for the fourth quarter and $3.37 per Mcfe for the full year 2012, which is unchanged compared to full year 2011 operating costs.

Adjusted EBITDA for the fourth quarter 2012 was $6.6 million, an improvement of 18% compared to the third quarter 2012. For the full year 2012, Adjusted EBITDA was $24.5 million. For the full year 2011, Adjusted EBITDA was $96.6 million, which includes $41.3 million in hedge settlements related to the hedge restructuring that the company completed in June 2011.

On a GAAP basis, the company recorded a net loss of $76.3 million for the fourth quarter 2012 and a net loss of $86.5 million for the full year 2012. The net loss recorded for the fourth quarter and full year 2012 includes a non-cash asset impairment charge of approximately $73.3 million related to the sale of the Robinson’s Bend Field assets.

The company completed 38 net wells and recompletions with total capital spending of $5.4 million during the fourth quarter 2012. For the full year, the company completed 100 net wells and recompletions, and there were 18 net wells and recompletions in progress at Dec. 31, 2012. The company’s full year 2012 capital spending totaled $15.9 million. Drilling activities in 2012 focused primarily on oil potential in the company’s existing asset base as well as capital efficient recompletions.

“Our activity in the fourth quarter allowed us to increase oil production, decrease operating costs, and better position the company for the future,” said Stephen R. Brunner, President and Chief Executive Officer of Constellation Energy Partners, “We look forward to continuing success in 2013, and believe we have the right team and strategic focus as we work to enhance value for unitholders.”

Liquidity Update

With the debt reduction completed in conjunction with the sale of Robinson’s Bend Field assets, the company has reduced debt by 85% since the third quarter 2009. Borrowings outstanding under the company’s reserve-based credit facility currently total $34.0 million, leaving the company with $3.5 million in borrowing capacity at the company’s current borrowing base of $37.5 million. After adjusting for estimated transaction costs, the company maintained a cash balance of approximately $12.1 million as of Feb. 28, 2013, the date the sale of the Robinson’s Bend Field assets closed.

Financial Outlook for 2013

The company forecasts capital spending of between $19.0 million and $21.0 million in 2013. Of this amount, $21.0 million is maintenance capital.

Net production is forecast to range between 7.6 and 8.6 Bcfe for 2013, with operating costs forecast to range between $31.4 million and $34.2 million for the year.

The company has hedged approximately 5.2 Bcfe of its 2013 Mid-Continent natural gas production hedged at an average price, including basis, of $5.20 per Mcfe, 3.6 Bcfe of its remaining 2013 natural gas production hedged at an average price, excluding basis, of $5.59 per Mcfe, and 147 MBbl of its 2013 oil production hedged at an average price of $96.28 per barrel. The company’s 2013 hedges provide price certainty on approximately 128% of the company’s 2013 midpoint natural gas production forecast and 74% of the company’s 2013 midpoint oil production forecast.

Additional detail on the company’s 2013 forecast can be found in the tables included with this news release.

Conference Call Information

The company will host a conference call at 8:30 a.m. (CST) on Tuesday, Mar. 5, 2013 to discuss fourth quarter and full year 2012 results. The company expects to release its fourth quarter and full year 2012 earnings before the market opens that day.

To participate in the conference call, analysts, investors, media and the public in the U.S. may dial (800) 857-0653 shortly before 8:30 a.m. (CST). The international phone number is (773) 799-3268. The conference password is PARTNERS.

A replay will be available beginning approximately one hour after the end of the call by dialing (800) 568-3652 or (203) 369-3289 (international). A live audio webcast of the conference call, presentation slides and the earnings release will be available on Constellation Energy Partners’ Web site (www.constellationenergypartners.com) under the Investor Relations page. The call will also be recorded and archived on the site.

About the Company

Constellation Energy Partners LLC is a limited liability company focused on the acquisition, development and production of oil and natural gas properties, as well as related midstream assets.

SEC Filings

The company intends to file its 2012 Form 10-K on or about Mar. 7, 2013.

Non-GAAP Measures

We present Adjusted EBITDA in addition to our reported net income (loss) in accordance with GAAP. Adjusted EBITDA is a non-GAAP financial measure that is defined as net income (loss) adjusted by interest (income) expense, net; depreciation, depletion and amortization; write-off of deferred financing fees; asset impairments; accretion expense; (gain) loss on sale of assets; exploration costs; (gain) loss from equity investment; unit-based compensation programs; (gain) loss from mark-to-market activities; and unrealized (gain) loss on derivatives/hedge ineffectiveness.

Adjusted EBITDA is used as a quantitative standard by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; and our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure. Adjusted EBITDA is not intended to represent cash flows for the period, nor is it presented as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our SEC filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this news release. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Constellation Energy Partners LLC

Operating Statistics

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2012		2011		2012		2011
Net Production:
Total production (MMcfe)	3,119		3,296		12,613		13,679
Average daily production (Mcfe/day)	33,902		35,826		34,462		37,477

Average Net Sales Price per Mcfe:
Net realized price, including hedges	$5.50	(a)	$7.44	(a)	$5.29	(a)	$10.41	(a)
Net realized price, excluding hedges	$3.96	(b)	$4.02	(b)	$3.36	(b)	$4.37	(b)

(a) Excludes impact of mark-to-market gains (losses) and net cost of sales.
(b) Excludes all hedges, the impact of mark-to-market gains (losses) and net cost of sales.

Net Wells Drilled and Completed	22		14		50		35
Net Recompletions	16		3		50		49
Developmental Dry Holes	—		—		—		1

Constellation Energy Partners LLC

Condensed Consolidated Statements of Operations

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2012	2011	2012	2011
	($ in thousands)		($ in thousands)
Oil and gas sales	$17,521	$25,022	$68,041	$144,639
Gain/(Loss) from mark-to-market activities	(253)	8,524	(8,706)	(39,422)

Total revenues	17,268	33,546	59,335	105,217

Operating expenses:
Lease operating expenses	5,971	6,630	25,699	27,949
Cost of sales	376	487	1,299	2,188
Production taxes	666	619	2,218	2,897
General and administrative	4,252	3,816	16,060	16,599
Exploration costs	—	—	—	131
(Gain)/Loss on sale of assets	7	(10)	7	19
Depreciation, depletion and amortization	7,613	4,518	20,799	22,139
Asset impairments	73,344	1,000	73,451	2,935
Accretion expense	191	227	766	907

Total operating expenses	92,420	17,287	140,299	75,764
Other expenses:
Interest (income) expense, net	1,143	1,186	5,733	10,116
Other (income) expense	(40)	(54)	(154)	(249)

Total expenses	93,523	18,419	145,878	85,631

Net income (loss)	$(76,255)	$15,127	$(86,543)	$19,586

Adjusted EBITDA	$6,635	$13,841	$24,445	$96,596

EPU—Basic	($3.15)	$0.62	($3.58)	$0.81
EPU—Basic Units Outstanding	24,171,037	24,253,033	24,171,510	24,273,491

EPU—Diluted	($3.15)	$0.62	($3.58)	$0.81
EPU—Diluted Units Outstanding	24,171,037	24,253,033	24,171,510	24,273,491

Constellation Energy Partners LLC

Condensed Consolidated Balance Sheets

	Dec. 31, 2012	Dec. 31, 2011
	($ in thousands)
Current assets	$28,734	$45,096
Oil and natural gas properties, net of accumulated depreciation, depletion and amortization	187,423	266,085
Other assets	11,865	23,125

Total assets	$228,022	$334,306

Current liabilities, including short-term debt	$61,173	$14,554
Long-term debt	34,000	98,400
Other long-term liabilities	16,583	14,432

Total liabilities	111,756	127,386
Common members’ equity	116,266	201,483
Accumulated other comprehensive income	—	5,437

Total members’ equity	116,266	206,920

Total liabilities and members’ equity	$228,022	$334,306

Constellation Energy Partners LLC

Reconciliation of Net Income (Loss) to

Adjusted EBITDA

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2012	2011	2012	2011
	($ in thousands)		($ in thousands)
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$(76,255)	$15,127	$(86,543)	$19,586
Add:
Interest (income) expense, net	1,143	1,186	5,733	10,116
Depreciation, depletion and amortization	7,613	4,518	20,799	22,139
Asset impairments	73,344	1,000	73,451	2,935
Accretion expense	191	227	766	907
(Gain)/Loss on sale of assets	7	(10)	7	19
Exploration costs	—	—	—	131
Unit-based compensation programs	339	317	1,526	1,341
(Gain)/Loss from mark-to-market activities	253	(8,524)	8,706	39,422

Adjusted EBITDA (1), (2)	$6,635	$13,841	$24,445	$96,596

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2012	2011	2012	2011
	($ in thousands)		($ in thousands)
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$(11,163)	$7,144	$(10,288)	$4,459
Add:
Interest (income) expense, net	1,534	3,002	4,590	8,930
Depreciation, depletion and amortization	4,412	5,863	13,186	17,621
Asset impairments	—	1,935	107	1,935
Accretion expense	192	228	575	680
(Gain)/Loss on sale of assets	—	8	—	29
Exploration costs	—	—	—	131
Unit-based compensation programs	506	310	1,187	1,024
(Gain)/Loss from mark-to-market activities	10,158	(5,819)	8,453	47,946

Adjusted EBITDA (1), (2)	$5,639	$12,671	$17,810	$82,755

(1)	Our Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Our Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define Adjusted EBITDA as net income (loss) plus:

—	interest (income) expense, net;

—	depreciation, depletion and amortization;

—	write-off of deferred financing fees;

—	asset impairments;

—	accretion expense;

—	(gain) loss on sale of assets;

—	exploration costs;

—	(gain) loss from equity investment;

—	unit-based compensation programs;

—	(gain) loss from mark-to-market activities; and

—	unrealized (gain) loss on derivatives/hedge ineffectiveness.

(2)	Results for the nine months ended Sep. 30, 2011 and twelve months ended Dec. 31, 2011, include $41.3 million in hedge settlements related to the company’s June 2011 hedge restructuring.

Constellation Energy Partners LLC

2013 Forecast

Forecast Component		2013 Forecast
Total Capital Spending		$19.0MM – $21.0MM
Total Net Production		7.6 Bcfe – 8.6 Bcfe
Production Mix	Mcfe, Oil / Natural Gas	15% / 85%
	Natural Gas	6.5 – 7.3 Bcf
	Oil	190,000 – 210,000 Bbls
Sales Revenue (Excludes Hedges)	Oil / Natural Gas	50% / 50%
NYMEX Hedges	Natural Gas	8.8 Bcfe at $5.59 per Mcfe
Basis Only Hedges	Mid-Con Basis – Natural Gas	5.2 Bcfe at ($0.39) per Mcfe
WTI Hedges	Oil	147 Mbl at $96.28 per Bbl
Hedges as a % of Natural Gas Production		128%
(At Midpoint)
Hedges as a % of Oil Production		74%
(At Midpoint)
Differentials:	Mid-Con Natural Gas (Basis to NYMEX) Mid-Con Oil (Marketing) Mid-Con Natural Gas (Gathering)	($0.14) per Mcfe ($2.50) per Bbl ($0.50) per Mcfe
Operating Costs:	LOE(1) Production Taxes	$17.0 MM – $18.2 MM $1.6 MM – $2.4 MM
	G&A – Corporate and Field Level(2) Total	$12.8 MM – $13.6 MM $31.4 MM – $34.2 MM
Margin from Third Party Sales/Services		$1.75 MM – $2.25 MM
Adjusted EBITDA(3)		$23.0 MM – $25.0 MM
Interest Expense		$2.0 MM
Maintenance Capital		$21.0 MM

(1)	Excludes exploration costs and unit-based compensation program expenses, which are non-cash items.
(2)	Excludes unit-based compensation program expenses, which is a non-cash item.
(3)	We are unable to reconcile our forecast range of Adjusted EBITDA to GAAP net income or operating income because we do not predict the future impact of adjustments to net income (loss), such as (gains) losses from mark-to-market activities and equity investments or asset impairments due to the difficulty of doing so, and we are unable to address the probable significance of the unavailable reconciliation, in significant part due to ranges in our forecast impacted by changes in oil and natural gas prices and reserves which affect certain reconciliation items.